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                                                                    EXHIBIT 22.1


                     SIGNIFICANT SUBSIDIARIES OF REGISTRANT



NAME OF SUBSIDIARY                              JURISDICTION OF INCORPORATION

SmartForce USA                                     Delaware
Personal Training Systems, Inc.                    California
Fidalco Limited                                    Ireland
SmartForce (Ireland) Limited                       Ireland
SmartForce (UK) Limited                            England
SmartForce Africa (Proprietary) Limited            South Africa
CBT Finance Limited                                Grand Cayman
CBT (Technology) Limited                           Ireland
SmartForce Canada Limited                          Canada
SmartForce Deutscheland GmbH                       Germany
SmartForce Australia Pty Limited                   Australia
SmartForce Benelux, B.V.                           The Netherlands
SmartForce Mentoring Group Limited.                Canada
SmartForce Middle East Limited                     Bahamas
SmartForce Business Skills Limited                 Ireland
SmartForce Business Skills Inc.                    Delaware
SmartCertify Direct, Inc                           Florida
Learning Productions LLC.                          Delaware